Exhibit 10.17

[STRIDE SUBCO]

2023 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2023 Equity Incentive Plan (as amended from time to time, the “Plan”) of [STRIDE SubCo] (the “Company”).

The Company has granted to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached hereto (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Number of RSUs:
Vesting Schedule:	The RSUs shall vest as specified in Section 2.2(a) of the Agreement.

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Agreement.

[STRIDE SUBCO]	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:

[STRIDE SUBCO]
2023 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

1.General

1.1    Defined Terms.  Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

1.2    Incorporation of Terms.  The RSUs are subject to the terms and conditions of the Plan and the Grant Notice, each of which is incorporated herein by reference.  In the event of a conflict between the terms of the Agreement or the Grant Notice and the Plan, the terms of the Plan shall control.

2.Award of Restricted Stock Units

2.1    Grant of Restricted Stock Units.  In consideration of Participant’s past and/or continued employment with or service to the Company, Parent or any Subsidiary of the Company or Parent and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company grants to the Participant the RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.  Each RSU represents the right to receive one share of Common Stock (“Share”).  Participant will have no right to the distribution of any Shares until the time (if ever) the RSUs have vested.

2.2    Vesting, Forfeiture and Settlement.

(a)Vesting.  Subject to Section 2.2(b), the RSUs will become non-forfeitable (“vest”) upon the first to occur of (i) a Change in Control, (ii) a Company Spin-Off or (iii) the six month anniversary of or, if earlier, March 15 of the calendar year following, a Company IPO, in each case on or prior to the seventh anniversary of the Grant Date.  In the event the RSUs have not vested on or prior to the seventh anniversary of the Grant Date, the RSUs shall be forfeited on such date.

(b)Forfeiture.  Except as otherwise determined by the Administrator, the RSUs which have not vested pursuant to Section 2.2(a) as of the date the Participant incurs a Termination of Service shall automatically be cancelled and forfeited by the Participant on the date of such Termination of Service without any additional consideration therefore and without any further action by the Company.

(c)Settlement.  Subject to Section 9.6 of the Plan, vested RSUs will be paid in Shares as soon as administratively practicable following the vesting of the applicable RSU, but in no event later than thirty (30) days after the RSU’s vesting date; provided, however, that if the RSUs vest as a result of a Change in Control, the Company may delay settlement of the RSUs in the same manner in which payment of the consideration payable to the stockholders of the Company may be delayed in connection with the Change in Control and in all events in compliance with Section 409A of the Code.  Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Laws until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided that the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

2.3    Tax Withholding; Conditions to Issuance of Certificates.

(a)Tax Liability.  The Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company, Parent or any Subsidiary of the Company or Parent takes with respect to any tax withholding obligations that arise in connection with the RSUs.  Neither the Company, Parent or any Subsidiary of the Company or Parent makes any representation or undertaking regarding the taxation associated with the awarding, vesting or settlement of the RSUs or the subsequent sale of Shares.  The Company, Parent and their respective Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate the Participant’s tax liability.

(b)Payment of Taxes.  The Company, Parent or any Subsidiary of the Company or Parent shall have the authority and the right to deduct or withhold, or to require Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state, local, non-U.S., social or other taxes required by law to be withheld with respect to any taxable event arising in connection with the RSUs, including instructing a broker on Participant’s behalf to sell Shares otherwise issuable to Participant upon vesting of the RSUs and submit the proceeds of such sale to the Company.  The Company shall not be obligated to deliver any new certificate representing Shares to Participant or Participant’s legal representative or enter such Shares in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local, non-U.S., social or other taxes applicable to the taxable income of Participant resulting from the vesting of the RSUs or the issuance of Shares.

(c)Shares acquired in respect of the RSUs shall be subject to such terms and conditions as the Administrator shall determine, including, without limitation, restrictions on the transferability of Shares, the right of the Company to repurchase Shares, the right of the Company to require that Shares be transferred in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements. Such terms and conditions may be additional to those contained in the Plan and may, as determined by the Administrator, be contained in a stockholders’ agreement or in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator. The issuance of the Shares shall be conditioned on the Participant’s consent to such terms and conditions and the Participant’s entering into such agreement or agreements.

2.4    Rights as Stockholder.  Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a stockholder with respect to the Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account).  Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder with respect to such Shares, including the right to receive any cash or stock dividends or other distributions paid to or made with respect to the Shares.

2.5    Transferability.  The RSUs and any Shares acquired upon settlement of the RSUs are subject to the restrictions on transfer in the Plan and may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution. The Participant agrees that the Participant will not transfer any Shares issued pursuant to the settlement of the RSUs unless the transferee, as a condition to such transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of Section 2.6 of this Agreement until the completion of the applicable lock-up period. The Company shall not be required (a) to transfer on its books any of the Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom any such Shares shall have been so sold or transferred.

3.Other Provisions

3.1    Stop-Transfer Orders. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

3.2    Notices.  Any notice, demand or request required or permitted to be given by either the Company or Participant pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited with a mail service, as certified or registered mail, with postage prepaid, to the address of Participant shown on the records of the Company, and to the Company at its principal executive office or such other address as a party may request by notifying the other in writing or when delivered by facsimile telecommunication or electronic mail to the facsimile number or electronic mail address of Participant shown on the records of the Company, and to the Company at the then-current facsimile number or electronic mail address of the Company’s Secretary, or such other facsimile number or electronic mail address as a party may request by notifying the other in writing.  Subject to the limitations set forth in Section 232(e) of the General Corporation Law of the State of Delaware (the “DGCL”), Participant consents to the delivery of any notice to Participant given by the Company under the DGCL or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number for Participant in the Company’s records, (ii) electronic mail to the electronic mail address for Participant in the Company’s records, (iii) posting on an electronic network together with separate notice to Participant of such specific posting or (iv) any other form of electronic transmission (as defined in the DGCL) directed to Participant.  This consent may be revoked by Participant by written notice to the Company and may be deemed revoked in the circumstances specified in Section 232 of the DGCL.

3.3    Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.4    Waiver of Jury Trial. By accepting the RSUs, the Participant irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or the RSUs.

3.5    Governing Law; Severability.  This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of law principles thereof.  Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

3.6    Conformity to Securities Laws.  Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.7    Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and Participant’s heirs, executors, administrators, successors and assigns.

3.8    Limitation on Participant’s Rights.  Unless and until the RSUs have vested, Participant will have no right to receive Shares, or other payment, in respect of the RSUs.  Prior to the settlement of any vested RSUs under this Agreement, the RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.9    No Company Practice.  Awards under this Agreement are granted on a voluntary basis.  Neither this Agreement nor the grant of RSUs or Shares pursuant to this Agreement (including the recurrent grant of awards to the Participant pursuant to other agreements) shall give rise to any claim based on Company practice.

3.10    Entire Agreement.  The Plan, the Grant Notice, and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

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